Exhibit 5.1

January 2, 2024

Meso Numismatics Inc.

433 Plaza Real Suite 275

Boca Raton, Florida 33432

Re:	Meso Numismatics Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

As counsel for Meso Numismatics Inc., a Nevada corporation (the “Company”), we have been requested to render this opinion in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purposes of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) consisting of up to 5,000,000 shares of Common Stock, which may be issued to GHS Investments LLC pursuant to the Equity Financing Agreement dated December 8, 2023.

We have examined the Company’s Registration Statement, resolutions of the Company’s Board of Directors relating to the authorization and issuance of the Common Stock, the GHS equity financing agreement, and such other documents as we have deemed necessary or appropriate in order to express these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.  In making my examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  We have assumed that the form of certificate to be issued representing the Common Stock will conform in all respects to the requirements applicable under the Nevada Revised Statutes (the “NRS”)

We do not express any opinion as to any laws other than the NRS.  Insofar as the opinions expressed herein relate to matters governed by laws other than the NRS, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Common Stock, upon issuance, will be validly issued, fully paid and non-assessable.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The foregoing opinion is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares of Common Stock or the agreements and instruments addressed herein, or in the Registration Statement. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Scott Doney
Scott Doney, Esq.

CONSENT

I HEREBY CONSENT to the use of my opinion and reference in “Experts” in connection with the Registration Statement on Form S-1 Registration Statement and any amendments thereto filed with the Securities and Exchange Commission as counsel for the registrant, Meso Numismatics Inc.

Very truly yours,

/s/ Scott Doney
Scott Doney, Esq.

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